UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2018

Sierra Monitor Corporation

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	000-07441	95-2481914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1991 Tarob Court, Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

408-262-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Election of Directors.

Appointment of Director

On July 25, 2018, the Company announced that its board of directors has appointed Ross DeMont, age 45, as a member of the Company’s board of directors, effective immediately.

Mr. DeMont has been the Director of Research of the Rainin Group, Inc., a family office responsible for the investments of the Kenneth Rainin Foundation, since September 2016. Previously, Mr. DeMont was a Managing Member and Portfolio Manager of Midwood Capital Management, a private investment partnership making concentrated investments in public companies. Before this role Mr. DeMont was an Associate at Igoe Capital Partners, a hybrid public/private equity investment firm with a primary focus on the small and micro-cap sectors. Mr. DeMont also worked at Presidio strategies in Mergers and Acquisitions and JP Morgan with a focus on Corporate Finance and Mergers and Acquisitions. He currently serves on the Board of Directors of Desalitech, a private venture backed company selling into the industrial water treatment industry. The Company’s board believes Mr. DeMont’s extensive experience and education qualify him to serve as a member of our board of directors.

As compensation, Mr. DeMont will be entitled to receive the Company’s standard outside director fee of $25,000 per year. Additionally, in connection with the commencement of his service on the board of directors, Mr. DeMont will receive options to purchase 300,000 shares of the Company’s common stock. The foregoing options will vest as to one-fourth of the covered shares on the first anniversary of Mr. DeMont’s membership of the board, with the remaining shares vesting in 36 equal monthly installments thereafter.

There is no arrangement or understanding between Mr. DeMont and any other persons pursuant to which Mr. DeMont was appointed as a director. There are no family relationships between Mr. DeMont and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, the board of directors appointed Mr. DeMont to the audit committee, and confirmed the composition of the audit committee consists of Mr. DeMont, C. Richard Kramlich and Robert C. Marshall.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On July 25, 2018, the board of directors approved an amendment to the Bylaws of the Company (the “Amended Bylaws”), in order to increase the size of the board of directors from five directors to six directors effective immediately in connection with the appointment of Mr. DeMont to the board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sierra Monitor Corporation

Date: July 31, 2018	By:	/s/ Tamara Allen
Tamara Allen
Chief Financial Officer